    As filed with the Securities and Exchange Commission on November 12, 1998
                                              Registration Statement No. 333-
                                              Form T-1 No. 22-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

 MOBIL OIL CORPORATION
    EMPLOYEE STOCK
 OWNERSHIP PLAN TRUST                                      MOBIL CORPORATION
   A NEW YORK TRUST                                     A DELAWARE CORPORATION
      13-6044149                                              13-2850309
 (I.R.S. Employer No.)                                  (I.R.S. Employer No.)

                                3225 Gallows Road
                             Fairfax, VA 22037-0001
                         Telephone Number (703) 846-3000

                                Agent for Service
                           CAROLE J. YALEY, Secretary
                                Mobil Corporation
                                3225 Gallows Road
                             Fairfax, VA 22037-0001

                         ------------------------------
                  Please Send Copies of All Communications To:

      RALPH N. JOHANSON, JR., ESQ.         CHARLES S. WHITMAN, III, ESQ.
           Mobil Corporation                  Davis Polk & Wardwell
           3225 Gallows Road                  450 Lexington Avenue
         Fairfax, VA 22037-0001                New York, NY 10017

                              JAMES F. HAYDEN, ESQ.
                               White & Case L.L.P.
                          1155 Avenue of the Americas
                               New York, NY 10036

                        -------------------------------

         Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                 Proposed         Proposed
  Title of each Class of         Amount           Maximum          Maximum        Amount of
     Securities to be            to be        Offering Price      Aggregate     Registration
        Registered             Registered       Per Unit(1)   Offering Price(1)      Fee
----------------------------------------------------------------------------------------------
Debt Securities.........      $475,000,000(2)      100%         $475,000,000      $132,050
----------------------------------------------------------------------------------------------
Guaranties of the Debt
Securities..............         ------(3)        ------           ------          ------
==============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by the Mobil Oil Corporation Employee Stock Ownership Plan Trust shall be deemed to be the amount to be registered (excluding any fees and commissions).
(3) No separate consideration will be received for the Guaranties.

                       ----------------------------------

         The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $25,000,000 of debt securities and guaranties of the debt securities registered and remaining unissued under Registration Statement No. 33-34133-01 previously filed by the Registrants, in respect of which $6,250 has been paid to the Commission as filing fee.

================================================================================

                             SUBJECT TO COMPLETION

PROSPECTUS
                                 $500,000,000


                             MOBIL OIL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                                     TRUST

                                DEBT SECURITIES
                                 GUARANTEED BY
                               MOBIL CORPORATION

The Mobil Oil Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust"), a part of the Employees Savings Plan of Mobil Oil Corporation, may offer, in one or more series, its debt securities (the "Securities") with an aggregate initial public offering price not to exceed $500,000,000 on terms to be determined at the time the Securities are offered for sale. The Securities will be guaranteed by Mobil Corporation ("Mobil"). When a particular series of the Securities is offered, a prospectus supplement ("Prospectus Supplement"), together with this Prospectus and any applicable pricing supplement, will be delivered setting forth the terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate of any interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price, the names of any underwriters, dealers or agents, any compensation to such underwriters, dealers or agents and any other specific terms in connection with the offering and sale of such series.

Interest on the Securities will not qualify in whole or in part for exemption from United States income taxation under former Section 133 of the Internal Revenue Code of 1986, as amended (the "Code").

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                          ----------------------------

                The date of this Prospectus is           , 1998


                        LEGEND FOR PROSPECTUS COVER PAGE

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. Just because we send you this Prospectus or offer or sell any of the securities to you, you should not assume that there hasn't been any change in the affairs of the ESOP Trust or Mobil since the date of this Prospectus. This Prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or to any person who is not permitted to buy these securities.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

Mobil is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange commission ("SEC"). Such reports, proxy statement and other information filed by Mobil can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following SEC Regional Offices: 7 World Trade Center, New York, N.Y. 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Such material may also be accessed electronically by means of the Commission's home page on the Internet as http:\\www.sec.gov. Such material can also be inspected at the New York Stock Exchange. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Annual financial statements of the Employees Savings Plan of Mobil Oil Corporation (the "Plan") filed with the SEC on Form 11-K will contain financial information with respect to the assets owned by the Plan, including the assets of the ESOP Trust, and will include audited financial statements of the Plan, which includes the ESOP Trust. The Plan includes both the ESOP Trust and other assets unrelated to and held separately from the ESOP Trust. Although such other assets will be reflected in the financial statements of the Plan filed on Form 11-K, holders of Securities will have no recourse against such other assets.

The following documents have been filed by Mobil with the SEC (File No. 1-7555) and are incorporated herein by reference:

Mobil's Annual Report on Form 10-K for the year ended December 31, 1997;

Mobil's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

Mobil's Current Reports on Form 8-K filed on January 28, February 4, April 9, April 22, July 22 and October 28, 1998.

The following document has been filed by the Plan with the SEC (File No. 33-18130) and is incorporated herein by reference:

The Plan's Annual Report on Form 11-K for the fiscal year ended January 31,
1998.

All documents filed by Mobil, the ESOP Trust or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of any series of Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Secretary of Mobil, 3225 Gallows Road, Fairfax, VA 22037-0001 (telephone number (703) 846-3000). Copies of the above Mobil documents may also be accessed electronically by means of Mobil's home page on the Internet at http:\\www.mobil.com.

            MOBIL OIL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST

Mobil Oil Corporation ("Mobil Oil"), a New York corporation which is wholly owned by Mobil, is Mobil's principal operating subsidiary in the United States. The Employees Savings Plan of Mobil Oil Corporation (the "Plan") includes an employee stock ownership plan (the "ESOP") which is intended to provide eligible employees of Mobil and its participating subsidiaries with an equity interest in Mobil. The Plan is intended to be a tax-qualified plan, as described in Section 401(a) of the Code, and includes the ESOP which is intended to satisfy the requirements of an employee stock ownership plan described in Section 4975(e)(7) of the Code. Assets of the ESOP are intended to be invested in "employer securities" (as defined in Section 409(1) of the Code), including shares of convertible preferred stock of Mobil. The Plan (including the ESOP) and the ESOP Trust are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Bankers Trust Company (together with its successors under the ESOP Trust, the "ESOP Trustee") is trustee of the ESOP Trust. The ESOP Trustee holds the assets of the ESOP in trust for the benefit of participants in the ESOP.

The ESOP Trust initially acquired 102,894 shares of Series B ESOP Convertible Preferred Stock (the "Series B preferred stock") of Mobil on November 22, 1989 at a cost of $7775 per share for a total of $800,000,850. The purchase price of the Series B preferred stock was paid from the proceeds of (i) a loan by a syndicate of banks in the principal amount of $800,000,000 and (ii) a cash contribution by Mobil Oil Corporation to the ESOP in the amount of $850. On February 28, 1990, the ESOP Trust refinanced the $800,000,000 bank syndicate loan with the proceeds received from a public offering of a like aggregate principal amount of its 9.17% Sinking Fund Debentures Due February 29, 2000, which Debentures were guaranteed by Mobil (the "Initial Refinancing"). The Debentures were issued under an Indenture (the "Indenture") dated as of February 1, 1990, among the ESOP Trust, Mobil and Continental Bank, National Association (the "Indenture Trustee").

On April 2, 1990, the ESOP Trust filed a Registration Statement on Form S-3 pursuant to which the ESOP Trust proposed to offer up to $300,000,000 debt securities guaranteed by Mobil to refund indebtedness incurred by the ESOP Trust in connection with the acquisition of the Series B preferred stock, including one or more refinancings thereof. Between February 1994 and the date hereof the ESOP trust has issued $275,000,000 of medium term notes in such refinancings and such principal amount remains outstanding.

The Board of Directors of Mobil split the shares of Common Stock of Mobil two-for-one with May 20, 1997, being the record date for such split. In accordance with the terms of the Series B preferred stock, the Board of Directors of Mobil declared a Special Dividend such that a holder of shares of the Series B preferred stock on May 20, 1997 became a holder of that number of shares held prior to such stock split times two. Concurrently with the effectiveness of that Special Dividend the number of outstanding shares of Series B preferred stock were doubled, from 86,911.681902 to 173,823.363804, and the conversion price, the Liquidation Price and the dividend rate were adjusted accordingly.

The assets of the ESOP Trust as of September 30, 1998, consisted principally of 166,791 shares of Series B preferred stock, of which 86,583 shares have been allocated to participants' accounts.

Shares of Series B preferred stock may be issued to and generally held only by the ESOP Trustee or other similar trustee. In the event of any transfer of shares of Series B preferred stock by any such trustee (other than to a pledgee solely for purposes of using such shares as security for a loan) the Series B preferred stock is automatically converted into Mobil common stock. Each share of Series B preferred stock is convertible at any time into Mobil common stock, initially into 100 shares of Mobil common stock at a conversion price of $38.875 per share of common stock. Each share of Series B preferred stock has a Liquidation Price of $3,887.50, bears regular dividends of $300 per annum, accrued daily, is entitled to supplemental dividends in certain circumstances when the rate of dividends paid on Mobil common stock exceeds the rate paid on Series B preferred stock, is entitled to 100 votes per share, voting together with Mobil common stock as a single class on all matters, is entitled to vote separately as a class on any matter which would adversely affect the Series B preferred stock and is redeemable in certain instances at the option of Mobil and in others at the option of the holder. The minimum redemption price is the Liquidation Price of $3,887.50 per share. Mobil may redeem the Series B preferred stock at this price at any time on or after November 22, 1999, the tenth anniversary of issuance. Prior to that date, Mobil may redeem the Series B preferred stock in connection with termination of the Plan or the ESOP at prices scaling down in equal increments from 111.625% in the first year after issuance to 100% of the Liquidation Price after ten years. Mobil may also redeem the Series B preferred stock prior to November 22, 1999, at the greater of the Liquidation Price or the Fair Market Value of the number of shares of Mobil common stock into which it is convertible, by reason of the Plan not being qualified within the meaning of Section 401(a) of the Code or not being an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code, or a change in law precluding Mobil from deducting dividends paid on the Series B preferred stock. The redemption price in most other instances will be the greater of the Liquidation Price or the Fair Market Value of the number of shares of Mobil common stock into which it is convertible. The shares of Series B preferred stock and the other terms summarized above are subject to adjustment to avoid dilution in specified circumstances. The Series B preferred stock ranks prior to Mobil's Series A Junior Participating Preferred Stock, the only other series of preferred stock currently authorized, and may rank ratably with or junior or prior to any other series of preferred stock, as to dividends or upon liquidation, or both, as Mobil's Board of Directors shall determine. The foregoing summary of certain provisions of the Series B preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock dated and filed in the office of the Secretary of State of the State of Delaware on November 22, 1989; a copy of such Certificate as so filed is filed as an Exhibit to the Registration Statement on Form S-3 (No. 33-32651) filed by the ESOP Trust and Mobil in connection with the Initial Refinancing and declared effective by the SEC on February 13, 1990.

The provisions of the agreement establishing the ESOP Trust empower the ESOP Trust to incur indebtedness by borrowing from any lender such amounts and upon such terms and conditions as are advisable or proper to carry out the purposes of the ESOP Trust. The provisions of such agreement which allow the ESOP Trust to incur such indebtedness, as well as the authority of the ESOP Trust to incur indebtedness by issuing Securities, are in accordance with the provisions of
Section 408(b)(3) of ERISA and Section 4975(d)(3) of the Code, and regulations thereunder.

Subject to the provisions of the Plan, the ESOP and the ESOP Trust, pursuant to which Mobil Oil may terminate, modify or amend any of the same at any time or from time to time, Mobil has agreed to make payments to the ESOP Trust to enable it to pay principal and interest on the Securities. Mobil will unconditionally guarantee the ESOP Trust's obligations under the Securities. Recourse of holders of the Securities against assets of the ESOP Trust is and will continue to be substantially limited. Holders of the Securities therefore should not rely on the ESOP Trust in making any investment decision to purchase Securities.

Generally, no part of the assets of the ESOP Trust shall revert to Mobil. The ESOP Trustee is empowered to receive and hold contributions and other assets of the ESOP, incur indebtedness, make payments on ESOP Trust debt and make distributions to participants in the ESOP in accordance with the terms thereof. The ESOP Trustee must invest substantially all ESOP Trust assets (except for cash equivalents necessary to administer the ESOP Trust) in stock of Mobil within a reasonable time following receipt of such assets.

The Plan (including the ESOP) may be amended at any time by Mobil Oil, and the ESOP Trust may be amended at any time by Mobil Oil, subject to certain limitations. While Mobil Oil currently intends to continue the ESOP, the Plan, the ESOP and the ESOP Trust may be terminated by Mobil Oil, subject to the requirements of applicable law. In the event of the termination of the ESOP Trust, Mobil will assume the due and punctual payment of the principal and interest on the Securities and the obligations of the ESOP Trust under the Indenture.

                                USE OF PROCEEDS

The ESOP Trust will use the proceeds of the sale of any Securities offered hereby to refund indebtedness incurred by the ESOP Trust in connection with the acquisition of the Series B preferred stock, including one or more refinancings thereof. Pending such refunding, such sale proceeds may be held in cash or invested in cash equivalents.

                                MOBIL CORPORATION

General

Mobil was incorporated in the State of Delaware in March 1976 and operates primarily as a holding company. Its principal executive offices are located at 3225 Gallows Road, Fairfax, VA 22037-0001 (Telephone (703) 846-3000).

Mobil's principal business, which is conducted primarily through wholly owned subsidiaries, is in the U.S. and international energy industries. It has many affiliates throughout the world -- separately incorporated and independently operated -- that are engaged in petroleum operations. Mobil is also involved in chemicals. Mobil, through its consolidated subsidiaries, has business interests in about 140 countries and employed approximately 42,700 people worldwide at December 31, 1997.

Ratio of Earnings to Fixed Charges (Unaudited)

                                                  Year Ended December 31,
                                         ---------------------------------------
                                         1993     1994    1995     1996     1997
                                         ----     ----    ----     ----     ----
Mobil Corporation......................  5.7(a)     5.3   5.9      7.8      8.1

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent income from continuing operations increased or decreased by the excess or shortfall of dividends over earnings of affiliated companies accounted for on the equity method plus income taxes and fixed charges, excluding capitalized interest. Fixed charges represent interest and amortization of debt discount expense (including capitalized interest) and the portion of rents deemed representative of the interest factor.

For the years ended December 31, 1993, 1994, 1995, 1996 and 1997, Fixed Charges exclude $31 million, $37 million, $28 million, $24 million and $29 million, respectively, of interest expense attributable to debt issued by the Mobil Oil Corporation Employee Stock Ownership Plan Trust and guaranteed by Mobil.

(a) Excludes the favorable effect of $205 million of interest benefits from the resolution of prior-period tax issues.

                            DESCRIPTION OF SECURITIES

The following description sets forth certain general terms and provisions of the Securities of any series to which any Prospectus Supplement may relate, including the guaranties (the "Guaranties") of Mobil to be endorsed thereon. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series.

The Securities are to be issued under the Indenture and will be fully, unconditionally and irrevocably guaranteed by Mobil. The following summaries of certain provisions of the Securities, the Indenture and the Guaranties do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Guaranties, including the definitions therein of certain terms. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Capitalized terms used in this Prospectus which are defined in the Indenture shall have the same meaning herein as in the Indenture. The term "principal" when used herein includes, when appropriate, the premium, if any, on any series of Securities.

General

The Indenture does not limit the amount of Securities which may be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to, an ESOP Trust Order or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Securities being offered hereby: (i) the title of the Securities of the series; (ii) any limit upon the aggregate amount of the Securities of the series; (iii) the date or dates on which the principal of the Securities of the series will mature; (iv) the rate or rates, if any, at which the Securities of the series will from time to time bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (v) the place or places where the principal of and interest on the Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (viii) any index used to determine the amount of payments of principal of and interest on the Securities of the series; and (ix) any additional provisions or other special terms of the series or the applicable Guaranties not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States law or regulations or advisable in connection with the marketing of Securities of such series. (Sections 2.01 and 2.02.)

The Securities will be issued in fully registered form and, unless otherwise indicated in the Prospectus Supplement, will be issued in denominations of $1,000 and integral multiples thereof. Securities may also be issued pursuant to a book-entry system.

Registration of transfer of the Securities may be requested upon surrender thereof at any agency of the ESOP Trust maintained for such purpose and upon fulfillment of all other requirements of such agent. Principal and interest will be payable, and the transfer of Securities of a particular series will be registrable, in the manner described in the Prospectus Supplement relating to such series.

All moneys paid by the ESOP Trust to the Indenture Trustee for the payment of principal of or interest on, or for the repurchase of, any Security that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be paid to the ESOP Trust, and the Registered Holder of such Security will thereafter look only to the ESOP Trust or to Mobil pursuant to the Guaranties for payment thereof. All moneys paid by Mobil to the Indenture Trustee pursuant to the Guaranties that remain unclaimed at the end of two years after having become due and payable will be paid to Mobil, and in such event the Registered Holder of any underlying Security will thereafter look only to Mobil for payment thereof. (Section 8.03.)

Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Original Issue Discount Securities. "Original Issue Discount Securities" means (i) any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon an acceleration of the maturity thereof pursuant to the Indenture and (ii) any other Security which for United States federal income tax purposes would be considered an original issue discount security. (Section 1.01.)

Guaranty

Mobil will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of and interest on the Securities when and as the same become due and payable, whether at maturity, upon redemption, upon declaration of acceleration, redemption or otherwise.

Mobil's obligations under the Guaranties are unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any Security or the Indenture. The Guaranties include a waiver by Mobil of diligence, presentment, demand of payment, any right to require a proceeding first against the ESOP Trust, protest or notice and all demands whatsoever with respect to the Securities. The Guaranties will not be affected by any legal prohibition that may prevent the ESOP Trust from making payments in respect of the Securities.

The Guaranties of Mobil will be unsecured obligations of Mobil and will rank equally with all other unsecured and unsubordinated obligations of Mobil. Mobil will have limited rights of subrogation in the event of payment under the Guaranties. (Section 2.15.)

Exchange of Securities

Securities may be exchanged for an equal aggregate principal amount of Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Securities at an agency of the ESOP Trust maintained for such purpose and upon fulfillment of all other requirements of such agent.

Covenants

Under the Indenture, the ESOP Trust covenants to pay the principal of and interest on the Securities on the dates and in the manner provided therein. (Section 4.01.) Under the provisions of the Indenture, Mobil agrees to file with the Indenture Trustee copies of the annual reports and information, documents and other reports which Mobil or the ESOP Trust may be required to file with the Securities and Exchange Commission or comparable information if Mobil is not required to file such information, documents and reports. (Section 4.02.)

Subject to the provisions of the Plan, the ESOP and the ESOP Trust pursuant to which Mobil Oil may terminate, modify or amend any of the same at any time and from time to time, Mobil covenants in the Indenture to make (or cause its participating subsidiaries to make) cash contributions to the ESOP Trust on or prior to the date on which each payment of principal of or interest on the Securities issued thereunder is scheduled to become due in amounts which, together with any other assets lawfully available for this purpose, will be sufficient and lawfully available to timely make such principal or interest payment, except to the extent inconsistent with the requirements of ERISA or the Code. Notwithstanding the foregoing, the obligations of Mobil pursuant to the Guaranties shall continue in full force and effect as herein above described. (Section 4.03.)

Successors

Neither the ESOP Trust nor Mobil may consolidate with, merge into or be merged into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity assumes all the obligations of its predecessor under the Indenture and the Securities or the Guaranties, as the case may be, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and, as to Mobil, its successor shall be a United States corporation. Thereafter, except in the case of a lease, all such obligations of the ESOP Trust or Mobil, as the case may be, shall terminate. (Section 5.01 and 5.02.)

Mobil or a subsidiary thereof may assume the payment of the principal of and interest on all securities issued under the Indenture and the performance of every covenant of the Indenture on the part of the ESOP Trust. Upon such assumption, Mobil or such subsidiary shall have the same rights and obligations as the ESOP Trust under the Indenture, and the ESOP Trust shall be released from its liability thereunder. (Section 5.03.)

Discharge of Indenture

The Indenture provides that the ESOP Trust and Mobil reserve the right to terminate their obligations under the Indenture and the Securities, and the Guaranties endorsed thereon, or the Securities of any series, including the Guaranties endorsed thereon, upon the irrevocable deposit with the Indenture Trustee of cash or U.S. Government Obligations sufficient to pay, when due, the principal of and any interest on all the Securities or all the Securities of such series, as the case may be, except for certain obligations including obligations with respect to transfer or exchange of Securities, the maintenance of an office or agency in respect of the Securities and payment on the Securities. The Indenture Trustee will apply the deposited money and the money from U.S. Government Obligations to the payment of principal of and interest on the Securities of each series in respect of which the deposit shall have been made. The Indenture further provides that Mobil shall pay and shall indemnify the Indenture Trustee and each Security holder of each series in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such Obligations. (Sections 8.01, 8.02 and 8.04.)

Events of Default

The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities: (i) default for 30 days in the payment of interest on any Security of such series or of any sinking fund obligation or of any installment of principal and interest prior to final maturity on Amortizing Securities; (ii) default in the payment of the principal of any Security of such series except as aforesaid with respect to sinking fund or Amortizing Securities; (iii) failure by the ESOP Trust or Mobil for 90 days after notice to comply with any of its other agreements with respect to the Securities of such series set forth in the Indenture or in any supplemental indenture under which the Securities of that series may have been issued (other than covenants relating only to other series) or in the Guaranties of the Securities of that series; (iv) certain events of bankruptcy or insolvency of Mobil and (v)(1) an unrescinded acceleration under the indenture dated as of July 1, 1976, between Mobil and The Chase Manhattan Bank (National Association), trustee, (2) an unrescinded acceleration under the indenture dated as of September 15, 1982, between Mobil and The Bank of New York, trustee, (3) an unrescinded acceleration under the indenture dated as of October 1, 1986, between Mobil and Manufacturers Hanover Trust Company, trustee, and (4) an unrescinded acceleration under the indenture dated as of January 1, 1988, among Mobil Oil Canada Ltd., as issuer, Mobil, as guarantor, and Manufacturers Hanover Trust Company, as trustee. A payment default with respect to one series is not a default with regard to any other series of Securities issued pursuant to the Indenture. (Section 6.01.) If an Event of Default occurs with respect to the Securities of any series and is continuing, the Indenture Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Securities of that series to be due and payable. Securities of all other series will be unaffected. Such acceleration shall not be enforceable against the ESOP Trust or the assets thereof, but such limitation on enforceability shall not prevent any Holder from enforcing such Holder's rights against Mobil under the Guaranties, giving full effect to such acceleration.
(Section 6.02.)

Securityholders may not enforce the Indenture, the Securities of any series or the Guaranties except as provided in the Indenture. (Section 6.06.) The Indenture Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Securities or the Guaranties. (Section 7.01(e).) Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected may direct the Indenture Trustee in its exercise of any trust power with respect to Securities of that series. (Section 6.05.) The Indenture Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.) (Section 7.05.)

Amendment and Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented by the ESOP Trust, Mobil and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement and compliance with any provision thereof or of the Guaranties may be waived with the consent of the Holders of a majority in principal amount of outstanding Securities of each series affected by such waiver. However, without the consent of each Securityholder affected, an amendment or waiver may not: (i) reduce the amount of Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of, or change the fixed maturity of, any Security; (iv) waive a default in the payment of the principal of or interest on any Security;
(v) make any Security payable in money other than that stated in the Security; or (vi) make any changes in the provisions concerning the waiver of past defaults, the right of Securityholders to receive payment and to institute suit to enforce that right, or limitations on amendments and waivers. (Section 9.02.)

The Indenture may be amended or supplemented without the consent of any
Securityholder: (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any series; (ii) to secure the Securities;
(iii) to provide for the assumption of all the obligations of Mobil under the Indenture and the Guaranties in connection with a merger, consolidation or transfer or lease of Mobil's property and assets substantially as an entirety as provided for in the Indenture; (iv) to provide for the assumption by Mobil or a subsidiary thereof of all obligations of the ESOP Trust under the Securities and the Indenture; (v) to provide for the issuance of, and establish the form, terms and conditions of, a series of Securities or Guaranties to be endorsed thereon or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; (vi) to provide for uncertificated Securities in addition to or in place of certified Securities;
(vii) to add to rights of Securityholders or surrender any right or power conferred on the ESOP Trust or Mobil; or (viii) to make any change that does not adversely affect the rights of any Securityholder. (Section 9.01.)

Taxation

Purchasers of the Securities offered hereby will not be entitled to exclude from their federal gross income any portion of the interest received in respect of such Securities under former Section 133 of the Code.

Limitations on Recourse

Holders of the Securities will have no recourse against the assets of the ESOP Trust, or any other assets related to the Plan or the ESOP, except that such Holders generally will have rights to payment out of the following assets of the ESOP Trust: cash contributions made by Mobil (or its participating subsidiaries) to the ESOP Trust to enable it to meet its obligations under the Securities and earnings attributable to such contributions; and employer securities not allocated to the accounts of participants in the ESOP Trust, and earnings thereon, to the extent permitted by ERISA and the Code. Under certain circumstances, it is possible that the ESOP Trust may be precluded by the provisions of the Code and ERISA from applying such assets to the repayment of Securities. The principal limitations on the right of recourse against assets of the ESOP Trust are (i) a prohibition against acceleration, upon an Event of Default, of the ESOP Trust's obligations under any Securities held by persons related to the ESOP Trust (which limitation is, for ease of administration, given effect in the Indenture by means of a general prohibition against acceleration by any Securityholder against the ESOP Trust), and (ii) limitations imposed by the Code on the amount permitted to be contributed under the Plan and the ESOP for the purpose of paying obligations under the Securities.

The Plan includes both the ESOP Trust and other assets unrelated to and held separately from the ESOP Trust. Although such other assets will be reflected in the financial statements of the Plan filed on Form 11-K, holders of Securities will have no recourse against such other assets.

The ESOP Trustee has executed the Indenture and will execute the Securities solely in its capacity as trustee under the agreement creating the ESOP Trust and with the concurrence of Mobil. Neither the ESOP Trustee nor any director, officer, employee or stockholder, as such, of the ESOP Trustee or of Mobil nor any assets of the Plan which are not part of and subject to the ESOP Trust shall have any liability for any obligation of the ESOP Trust or Mobil under the Securities, the Guaranties endorsed thereon or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security will be deemed to waive and release all such liability.

Notwithstanding the foregoing, the obligations of Mobil pursuant to the Guaranties shall continue in full force and effect as hereinabove described.

Concerning the Indenture Trustee

U.S. Bank Trust National Association, the successor trustee to Continental Bank, National Association is the Indenture Trustee. Mobil and certain of its affiliates maintain banking relationships in the ordinary course of business with the Indenture Trustee.

Governing Law

The Indenture, the Securities and the Guaranties will be governed by and construed in accordance with the laws of the State of New York.

                             PLAN OF DISTRIBUTION

General

The ESOP Trust may sell the Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

The distribution of the Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed;
(ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

Offers to purchase Securities may be solicited directly by the ESOP Trust or by agents designated by the ESOP Trust from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Mobil to such agent will be set forth, in the Prospectus Supplement.

If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the ESOP Trust will sell such Securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale, the ESOP Trust and Mobil will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the ESOP Trust and Mobil, to indemnification by Mobil against certain civil liabilities, including liabilities under the Securities Act.

Delayed Delivery Arrangements

If so indicated in the Prospectus Supplement, Mobil will authorize underwriters, dealers or other persons acting as the ESOP Trust's agents to solicit offers by certain institutions to purchase Securities from the ESOP Trust pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Mobil. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Securities are also being sold to underwriters, the ESOP Trust shall have sold to such underwriters the Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                LEGAL OPINIONS

Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil, is passing upon the legality of the Securities and the Guaranties. Mr. Johanson has an interest in certain securities of Mobil.

On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is passing upon certain legal matters in connection with the offering of the Securities and the Guaranties.

                                    EXPERTS

The consolidated financial statements of Mobil incorporated by reference in Mobil's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of the Plan included in the Plan's Annual Report on Form 11-K for the fiscal year ended January 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

      Securities and Exchange Commission Filing Fee...................$132,050
      Rating Agency Fees................................................50,000*
      Fees and Expenses of Indenture Trustee.............................5,000*
      Printing and Engraving Securities..................................5,000*
      Printing and Distribution of Registration Statement,
        Prospectus, Prospectus Supplements, Distribution
        Agreement, Underwriting Agreement, Indenture and
        Miscellaneous Material..........................................50,000*
      Accountants' Fees and Expenses....................................40,000*
      Legal Fees and Expenses...........................................50,000*
      Blue Sky Fees and Expenses........................................30,000*
      Miscellaneous Expenses............................................50,000*
                                                                       -------
               Total...................................................412,050*
                                                                       =======
      ------------
      * Estimated



Item 15.    Indemnification of Directors and Officers.

      Reference is made to the provisions of Article VI of Mobil's By-Laws filed as Exhibit 3-b hereto.

      Section 145 of the General corporation Law of Delaware, to which reference is hereby made, contains provisions for the indemnification of directors and officers on terms substantially identical to those contained in Mobil's By-Laws.

      Mobil has obtained a Directors and Officers liability insurance policy, effective November 1, 1997, issued by National Union Fire Insurance Company, and excess insurance policies issued by various commercial underwriters effective the same or later dates, pursuant to which the directors and certain officers of Mobil are insured against certain liabilities they may incur in their respective capacities.

      Mobil has obtained a pension trust liability policy, effective May 1, 1996, issued by National Union Fire Insurance Company, pursuant to which Mobil, the Plan and other persons are insured against certain liabilities they may incur in connection with alleged breaches of fiduciary duty.

      Mobil has agreed to hold harmless the ESOP Trustee and its directors, officers, employees and agents, from and against certain liabilities including liabilities (i) arising out of certain statements contained in or omissions from any instrument, document or other material in respect of any acquisition, holding, registration, valuation or disposition of Mobil stock or offering of Securities or any omission or alleged omission with respect to the foregoing, subject to certain exceptions, or (ii) arising out of certain statements or omissions in any registration statement or prospectus or any amendment or supplement.

      Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1-a or 1-b to this registration statement, will agree to indemnify Mobil's directors and officers and the ESOP Trust and its affiliates against certain liabilities which might arise under the Securities Act from information furnished to Mobil by or on behalf of any such indemnifying party.

Item 16. Exhibits.

      1-a Form of Underwriting Agreement. Incorporated by reference to Exhibit 1a to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

      1-b Form of Distribution Agreement. Incorporated by reference to Exhibit 1-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

      3-a Copies of the following: (i) Certificate of Incorporation of Mobil Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to Exhibit 3-(a)(ii) to the Registration Statement on Form S-3 (No. 33-32651), filed under Form SE dated December 14, 1989; and (iii) Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock of Mobil Corporation, as amended in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).2 filed on Form 8-K, July 11, 1997.

      3-b Copy of By-Laws of Mobil Corporation as amended to February 27, 1998. Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9, 1998.

      4-a Indenture dated as of February 1, 1990 among Mobil Oil Corporation Employee Stock Ownership Plan Trust, Mobil Corporation and Continental Bank, National Association. Incorporated by reference to
           Exhibit 4-a to Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed February 13, 1990.

      4-b Forms of Securities. Incorporated by reference to Exhibit 4-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

      5 Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, as to the legality of the Securities and the Guaranties to be issued.

      12   Computation of Ratio of Earnings to Fixed Charges (Unaudited).

      23-a Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate,
           Finance and Securities of Mobil Corporation, is contained in his opinion filed as Exhibit 5.

      23-b Consent of Ernst & Young LLP, Independent Auditors.

      24-a Powers of Attorney -- Mobil Corporation.

      24-b Certified copy of Resolution of the Board of Directors of Mobil
           Corporation.

      25   Statement of Eligibility of Trustee.

      99 Mobil Oil Corporation Employee Stock Ownership Plan Trust Agreement dated November 21, 1989. Incorporated by reference to Exhibit 28 to Registration Statement on Form S-3 (No. 33-32651) filed under Form SE on December 14, 1989.

      Item 17.   Undertakings.

           Each undersigned registrant hereby undertakes, with respect to itself,as appropriate:

           (a)(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (I) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mobil Corporation pursuant to the foregoing provisions, or otherwise, Mobil Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mobil Corporation of expenses incurred or paid by a director, officer or controlling person of Mobil Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mobil Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 10th day of November 1998.


                                      MOBIL OIL CORPORATION EMPLOYEE
                                      STOCK OWNERSHIP PLAN TRUST
                                      STOCK OWNERSHIP TRUST PLAN

                                      By Bankers Trust Company, not in its
                                      individual corporate capacity but solely as Trustee


                                      By  /s/ Yolanda I. Diaz
                                        ---------------------------------
                                          Yolanda I. Diaz
                                          Vice President

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on the 12th day of November, 1998.

                                         MOBIL CORPORATION


                                     By /s/ Gordon G. Garney
                                        ----------------------------------------
                                        (Gordon G. Garney, as Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         PRINCIPAL EXECUTIVE OFFICER:
         Lucio A. Noto*                      Director, Chairman of the Board and
                                             Chief Executive Officer

         PRINCIPAL FINANCIAL OFFICER:
         Harold R. Cramer*                   Executive Vice President and Chief
                                             Financial Officer

         PRINCIPAL ACCOUNTING OFFICER:
         Steven L. Davis*                    Controller and Principal Accounting
                                             Officer

         DIRECTORS:
         Lewis M. Branscomb*
         Donald V. Fites*
         Charles A. Heimbold, Jr.*
         Allen F. Jacobson*
         Samuel C. Johnson*
         Helene L. Kaplan*
         J. Richard Munro*
         Aulana L. Peters*
         Eugene A. Renna*
         Charles S. Sanford, Jr.*
         Robert G. Schwartz*
         Iain D.T. Vallance*

*By /s/ Gordon G. Garney
   ---------------------------------------
   (Gordon G. Garney, as Attorney-in-Fact)

-------------
* by power of attorney authorizing Gordon G. Garney to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Mobil and its Directors and Officers.

                                 EXHIBIT INDEX


Item                              Description                           Page No.
--------------------------------------------------------------------------------

1-a   Form of Underwriting Agreement. Incorporated by reference to
      Exhibit 1-a to Registration Statement on Form S-3 (No.
      33-34133-01) filed April 2, 1990.

1-b   Form of Distribution Agreement. Incorporated by reference to
      Exhibit 1-b to Registration Statement on Form S-3 (No.
      33-34133-01) filed April 2, 1990

3-a Copies of the following: (i) Certificate of Incorporation of Mobil Corporation, as amended, in effect May 20, 1997. Incorporated by reference to Exhibit 3(i).1 filed on Form 8-K, July 11, 1997; (ii) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Mobil Corporation dated April 25, 1986. Incorporated by reference to
      Exhibit 3-(a)(ii) to the Registration Statement on Form S-3
      (No. 33-32651), filed under Form SE dated December 14, 1989; and
      (iii) Certificate of Designation, Preferences and Rights of Series B ESOP Convertible Preferred Stock of Mobil Corporation, as amended in effect May 20, 1997. Incorporated by reference to
      Exhibit 3(i).2 filed on Form 8-K, July 11, 1997.

3-b Copy of By-Laws of Mobil Corporation as amended to February 27, 1998. Incorporated by reference to Exhibit 3.4 filed on Form 8-K, April 9, 1998.

4-a Indenture dated as of February 1, 1990 among Mobil Oil Corporation Employee Stock Ownership Plan Trust, Mobil Corporation and Continental Bank, National Association. Incorporated by reference to Exhibit 4-a to Amendment No. 1 to Registration Statement on Form S-3 (No. 33-32651) filed February 13, 1990.

4-b Forms of Securities. Incorporated by reference to Exhibit 4-b to Registration Statement on Form S-3 (No. 33-34133-01) filed April 2, 1990.

5 Opinion of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, as to the legality of the Securities and the Guaranties to be issued.

12    Computation of Ratio of Earnings to Fixed Charges (Unaudited).

23-a Consent of Ralph N. Johanson, Jr., Managing Counsel, Corporate, Finance and Securities of Mobil Corporation, is contained in his opinion filed as Exhibit 5.

23-b Consent of Ernst & Young LLP, Independent Auditors.

24-a Powers of Attorney -- Mobil Corporation.

24-b Certified Resolution of the Board of Directors of Mobil
     Corporation.

25   Statement of Eligibility of Trustee.

99   Mobil Oil Corporation Employee Stock Ownership Plan Trust
     Agreement dated November 21, 1989. Incorporated by reference to Exhibit 28 to Registration Statement on Form S-3 (No.
     33-32651) filed under Form SE on December 14, 1989.